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                                                                      Exhibit 21

                             RESTRICTED SUBSIDIARIES
                              OF HARTE-HANKS, INC.
                               As of June 30, 1999

                                                          State of
Name of Corporation                                     Organization   % Owned
-------------------                                     ------------   -------
DiMark, Inc.                                            New Jersey      100%
DiMark Marketing, Inc.                                  Pennsylvania    100%(1)
Direct Market Concepts, Inc.                            Florida         100%
Direct Marketing Associates, Inc.                       Maryland        100%
DMK, Inc.                                               Delaware        100%(2)
The Flyer Publishing Corporation                        Florida         100%
Harte-Hanks Data Technologies, Inc.                     Massachusetts   100%
Harte-Hanks Delaware, Inc.                              Delaware        100%
Harte-Hanks Direct, Inc.                                Delaware        100%
Harte-Hanks Direct Marketing/Baltimore, Inc.            Maryland        100%
Harte-Hanks Direct Marketing/Cincinnati, Inc.           Ohio            100%
Harte-Hanks Direct Marketing/Dallas, Inc.               Delaware        100%
Harte-Hanks Direct Marketing/Fullerton, Inc.            California      100%
Harte-Hanks do Brazil Consultoria e Servicos Ltda       Brazil          100%(3)
Harte-Hanks Limited                                     England         100%(3)
Harte-Hanks Market Research, Inc.                       New Jersey      100%
Harte-Hanks Partnership, Ltd.                           Texas           100%(6)
Harte-Hanks Pty. Limited                                Australia       100%(3)
Harte-Hanks Response Management/Austin, Inc.            Delaware        100%
Harte-Hanks Response Management/Boston, Inc.            Massachusetts   100%
Harte-Hanks Response Management Call Centers, Inc.      Delaware        100%
Harte-Hanks Response Management Europe                  Belgium         100%
Harte-Hanks Shoppers, Inc.                              California      100%
Harte-Hanks Stock Plan, Inc.                            Delaware        100%
H&R Communications, Inc.                                New Jersey      100%(2)
HTS, Inc.                                               Connecticut     100%
Information for Marketing Limited (shell corporation)   England         100%(5)
Marketing Communications, Inc.                          Missouri        100%
Mars Graphic Services, Inc.                             New Jersey      100%(4)
NSO, Inc.                                               Ohio            100%
Printing Management Services, Inc.                      Delaware        100%
PRO Direct Response Corp.                               New Jersey      100%(2)
Southern Comprint Co.                                   California      100%
Spectral Resources, Inc.                                New York        100%

(1) Owned by Mars Graphic Services, Inc.
(2) Owned by DiMark Marketing, Inc.
(3) Owned by Harte-Hanks Data Technologies, Inc.
(4) Owned by DiMark, Inc.
(5) Owned by Harte-Hanks Limited
(6) 99.5% Owned by Harte-Hanks Delaware, Inc.
       .5% Owned by Harte-Hanks , Inc.




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